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Originator-Key-Asymmetric:
 MFgwCgYEVQgBAQICAf8DSgAwRwJAW2sNKK9AVtBzYZmr6aGjlWyK3XmZv3dTINen
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0000898432-07-000755.txt : 20070823
0000898432-07-000755.hdr.sgml : 20070823
20070823151844
ACCESSION NUMBER:                                                                0000898432-07-000755
CONFORMED SUBMISSION TYPE:                                          DEFA14A
PUBLIC DOCUMENT COUNT:                                                   1
FILED AS OF DATE:                                                                     20070823
DATE AS OF CHANGE:                                                               20070823
EFFECTIVENESS DATE:                                                              20070823

FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:            NEUBERGER BERMAN REAL ESTATE INCOME FUND INC
CENTRAL INDEX KEY:                                0001187520
IRS NUMBER:                                                 550799916

FILING VALUES:
FORM TYPE:                                                  DEFA14A
SEC ACT:                                                        1934 Act
SEC FILE NUMBER:                                      811-21200
FILM NUMBER:                                            071075497

BUSINESS ADDRESS:
STREET 1:                                                       605 THIRD AVENUE, 2ND FLOOR
CITY:                                                               NEW YORK
STATE:                                                           NY
ZIP:                                                                  10158
DEFA14A
1
nbreif_defa14a.txt
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   CONFIDENTIAL,  FOR  USE  OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-
      6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to section 240.14a-12

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the  fee  is  offset  as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which  the  offsetting fee was paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
                                605 Third Avenue
                            New York, NY 10158-0180

            AN IMPORTANT MESSAGE FROM YOUR FUND'S BOARD OF DIRECTORS

Dear Stockholder:

     You recently received two very important communications about your Fund -
an amended tender offer from Lola Brown Trust No. 1B, offering to buy your shares for 99% of their net asset value on the day the tender offer is completed, and a proxy statement asking you to vote for liquidation of the Fund.
The Board of Directors of your Fund, including all of the directors who are independent of Neuberger Berman, has authorized this letter to explain what the
Board recommends you do in response to these events.

     As you may know, the Lola Brown Trust first made a tender offer for a portion of the Fund's shares in 2004.  Your Board opposed that offer and adopted certain defensive measures, which were upheld by a federal court earlier this year.  For reasons explained in the proxy statement, your Board recently determined to recommend to stockholders that the Fund be liquidated.  After the
Board announced its decision to recommend liquidation, the Lola Brown Trust contacted the Fund with a proposal to improve the terms of its tender offer.

     1.    YOUR BOARD URGES YOU TO TENDER YOUR SHARES TO THE LOLA BROWN TRUST.
The revised tender offer will afford stockholders the opportunity to obtain cash for their shares, much as they would in a liquidation, but more rapidly than would be possible in a liquidation.  If you tender your shares to the Lola Brown
Trust, you should receive your money shortly after the completion of the tender offer.  In contrast, under the Fund's liquidation proposal, the Fund would need to redeem its preferred stock and sell its portfolio securities, which could take more than a month, before it distributes any money to common stockholders.
No one knows what the market will do during that time, but it could change dramatically.  THEREFORE, THE BOARD RECOMMENDS THAT YOU TENDER YOUR SHARES.

     The Board also believes that, as a result of the tender offer, the Lola
Brown Trust is likely to take control of your Fund.  The Board has agreed that if the Lola Brown Trust does take control, it can elect a new Board of Directors and put in place a new manager, severing all ties between the Fund and Neuberger
Berman.  The tender offer documents also indicate that the Lola Brown Trust will seek to change the Fund's investment objective and take the Fund in a new and unspecified direction.  In short, it will likely be a very different fund compared to the one you originally bought.  FOR THIS REASON, TOO, YOUR BOARD
URGES YOU TO TAKE ADVANTAGE OF THE PRESENT OPPORTUNITY TO TENDER YOUR SHARES AND
EXIT THE FUND.

     2.    YOUR BOARD RECOMMENDS THAT YOU ALSO SUBMIT YOUR PROXY CARD NOW,
VOTING FOR THE LIQUIDATION OF THE FUND.  If the Lola Brown Trust does not succeed in gaining absolute voting control of the Fund in the current tender offer, and therefore is not able to complete its tender offer, a vote on liquidation will be held on September 27, 2007.  The tender offer also has certain other conditions, as a result of which it may not be completed.  The vote on liquidation offers you an alternative means to receive cash for your shares in the event the tender offer does not succeed.  Because the Lola Brown
Trust's offer is open until September 14, 2007 and can be extended until
September 21, 2007, there will not be much time for your Fund to solicit votes for liquidation if the tender offer ends unsuccessfully.  THEREFORE, YOUR BOARD
URGES YOU TO SUBMIT YOUR PROXY CARD NOW, VOTING FOR LIQUIDATION, EVEN IF YOU
TENDER YOUR SHARES INTO THE LOLA BROWN TRUST'S OFFER.

     Please review both the Lola Brown Trust's tender offer documents and the
Fund's proxy statement for further information.

     AS NOTED, THE LOLA BROWN TRUST'S TENDER OFFER REMAINS OPEN ONLY UNTIL
SEPTEMBER 14, 2007 AND CANNOT BE EXTENDED BEYOND SEPTEMBER 21.  PLEASE ACT ON
BOTH OPTIONS WITHOUT DELAY.

     Please call Georgeson Inc. at 1-877-255-0133 if you have any questions regarding the proxy statement.

                                Thank you for your attention.

                                Sincerely,

                                /s/ Peter Sundman

                                Peter Sundman
                                Chairman of the Board
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